American Renal Associates Holdings, Inc. Announces First Quarter 2018 Results

BEVERLY, MA (May 8, 2018) - American Renal Associates Holdings, Inc. (NYSE: ARA) (the “Company”), a leading provider of outpatient dialysis services, today announced financial and operating results for the first quarter ended March 31, 2018.

Certain metrics, including those expressed on an adjusted basis, are Non-GAAP financial measures (See “Use of Non-GAAP Financial Measures” and the reconciliation tables further below).

First Quarter 2018 Highlights (all percentage changes compare Q1 2018 to Q1 2017 unless noted):

  Net patient service operating revenues increased 10.0% to $194.7 million;
  Net loss attributable to American Renal Associates Holdings, Inc. was $0.9 million as compared to a net loss of $1.3 million in Q1 2017;
  Adjusted EBITDA less noncontrolling interests (“Adjusted EBITDA-NCI”) was $22.7 million as compared to $21.4 million in Q1 2017;
  Adjusted net income attributable to American Renal Associates Holdings, Inc. was $3.8 million, or $0.11 per share, for Q1 2018;
  Total dialysis treatments increased 5.2%, of which 4.2% was non-acquired growth. Normalized total growth treatment was 6.3% and normalized non-acquired growth was 5.3%; and
  As of March 31, 2018, the Company operated 228 outpatient dialysis centers serving approximately 15,700 patients.
Joseph (Joe) Carlucci, Chairman and Chief Executive Officer, said, “We are very pleased that the Company’s first quarter 2018 performance represented a return to year-over-year growth in terms of revenue, Adjusted EBITDA-NCI and Adjusted net income attributable to American Renal Associates Holdings, Inc. per share. We expect to continue to deliver growth in 2018, driven by a more sustainable cost structure, continued execution on our development program, treatment growth, and the new coverage policy for Calcimimetic pharmaceuticals. We are proud that our partnership model continues to be differentiated by strong quality metrics and outstanding patient satisfaction rates.”

Financial and operating highlights include:

Revenue: Patient service operating revenues for the first quarter of 2018 were $194.7 million, an increase of 10.0% as compared to $177.0 million for the prior-year period, primarily due to treatment growth and reimbursement of certain pharmaceuticals under the Medicare ESRD PPS Transitional Drug Add-on Payment Adjustment (“TDAPA”), which became effective January 1, 2018.

Treatment Volume: Total dialysis treatments for the first quarter of 2018 were 558,936, representing an increase of 5.2% over the first quarter of 2017. Non-acquired treatment growth was 4.2%, and acquired treatment growth was 1.0% for the first quarter of 2018. Normalized for clinic sales and the number of treatment days in the period, Q1

2018 total treatment growth was 6.3% and non-acquired treatment growth was 5.3% as compared to Q1 2017.

Center Activity: As of March 31, 2018, the Company provided services at 228 outpatient dialysis centers serving 15,776 patients. During the first quarter of 2018, we opened one de novo center and sold one center. As of March 31, 2018, we had 28 signed clinics scheduled to open in the future.

Net income, Net income attributable to noncontrolling interests, Net loss attributable to American Renal Associates Holdings, Inc., Adjusted EBITDA and Adjusted EBITDA-NCI:

	(Unaudited)
	Three Months Ended March 31,		Increase (Decrease)
(in thousands)	2018	2017	Amount	Percentage Change
Net income	$13,713	$12,902	$811	6.3%
Net income attributable to noncontrolling interests	(14,623)	(14,153)	470	3.3%
Net loss attributable to American Renal Associates Holdings, Inc.	$(910)	$(1,251)	$341	NM
Non-GAAP financial measures**:
Adjusted EBITDA	$37,361	$35,568	$1,793	5.0%
Adjusted EBITDA-NCI	$22,738	$21,415	$1,323	6.2%
_______________________________________________________
** See "Reconciliation of Non-GAAP Financial Measures."

Operating Expenses: Patient care costs for the first quarter of 2018 were $133.7 million, or 68.7% of patient service operating revenues, as compared to $120.3 million, or 68.0% (or 67.0% excluding the Modification Expense described below) of patient service operating revenues, in the prior-year period. General and administrative expenses were $25.0 million, or 12.8% of patient service operating revenues, as compared to $31.2 million, or 17.6% (or 13.5% excluding the Modification Expense described below) of patient service operating revenues, in the prior-year period. Patient care costs include $1.7 million for the first quarter of 2017 of stock-based compensation related to modification of options at the time of the Company’s initial public offering (the “Modification Expense”). General and administrative expenses include $7.4 million for the first quarter of 2017 of Modification Expense.

Cash Flow: Cash provided by operating activities for the first quarter of 2018 was $21.0 million as compared to $16.5 million in the prior-year period. Adjusted cash provided by operating activities less distributions to noncontrolling interests (see “Reconciliation of Non-GAAP Financial Measures”) for the first quarter of 2018 was $5.1 million as compared to $2.5 million in the prior-year period. Total capital expenditures for the first quarter of 2018 were $9.9 million as compared to $6.4 million in the prior-year period. Capital expenditures for the three months ended March 31, 2018 include $3.0 million for maintenance and $6.9 million for expansions and new clinic development.

Balance Sheet: At March 31, 2018, the Company’s balance sheet included consolidated cash of $64.3 million and consolidated debt of $557.9 million, including the current portion of long-term debt. Excluding clinic-level debt not guaranteed by the Company and clinic-level cash not owned by the Company, Adjusted owned net debt (see “Reconciliation of Non-GAAP Financial Measures”) was $462.7 million at March 31, 2018, as compared to $459.5 million at December 31, 2017. Adjusted owned net debt to last twelve months Adjusted EBITDA-NCI leverage ratio was 4.3x at March 31, 2018, an improvement of 0.1x from December 31, 2017. As of March 31, 2018, net patient accounts receivable was $85.7 million, and days sales outstanding (“DSO”) for the period was 40 days as compared to 37 days as of December 31, 2017.

2018 Outlook for Adjusted EBITDA-NCI:

The Company is reiterating its prior guidance for 2018 Adjusted EBITDA-NCI to be in a range of $110 million and $116 million.

The Company’s 2018 Adjusted EBITDA-NCI excludes legal costs and any potential adverse financial impact resulting from any broader resolution of our disputes with United to the extent they occur during 2018.

We are not providing a quantitative reconciliation of our Non-GAAP outlook to the corresponding GAAP information because the GAAP measures that we exclude from our Non-GAAP outlook are not available without unreasonable effort on a forward-looking basis due to their unpredictability, high variability, complexity and low visibility. These excluded GAAP measures include noncontrolling interests, interest expense, income taxes, and other charges. We expect the variability of these charges to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Please see the “Forward-Looking Statements” section of this release for a discussion of certain risks to our outlook.

Conference Call
American Renal Associates Holdings, Inc. will hold a conference call to discuss this release on Wednesday, May 9, 2018, at 9:00 a.m. Eastern time. Investors will have the opportunity to listen to the conference call by dialing (877) 407-8029, or for international callers (201) 689-8029, or may listen over the Internet by going to the Investor Relations section at www.ir.americanrenal.com. For those who cannot listen to the live broadcast, a replay will be available and can be accessed by dialing (877) 660-6853, or for international callers (201) 612-7415. The conference ID for the live call and the replay is 13678713.

About American Renal Associates

American Renal Associates (“ARA”) is a leading provider of outpatient dialysis services in the United States. As of March 31, 2018, ARA operated 228 dialysis clinic locations in 26 states and the District of Columbia serving approximately 15,700 patients with end stage renal disease. ARA operates principally through a physician partnership model, in which it partners with approximately 400 local nephrologists to develop, own and operate dialysis clinics. ARA’s Core Values emphasize taking good care of patients, providing physicians with clinical autonomy and operational support, hiring and retaining the best possible staff and providing best practices management services. For more information about American Renal Associates, visit www.americanrenal.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements, which have been included in reliance of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties and assumptions relating to our operations, financial condition, business, prospects, growth strategy and liquidity, which may cause our actual results to differ materially from those projected by such forward-looking statements, and the Company cannot give assurances that such statements will prove to be correct. You can identify forward-looking statements because they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
The forward-looking statements appear in a number of places throughout this press release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. All forward-looking statements are subject to risks and uncertainties, including but not limited to those risks and uncertainties described in “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2017, as updated by our reports on Form 10-Q filed or to be filed with the Securities and Exchange Commission (“SEC”) that may cause actual results to differ materially from those that we expected.

Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, among others, the following:

  continuing decline in the number of patients with commercial insurance, including as a result of changes to the healthcare exchanges or changes in regulations or enforcement of regulations regarding the healthcare exchanges and challenges from commercial payors or any regulatory or other changes leading to changes in the ability of patients with commercial insurance coverage to receive charitable premium support;
  decline in commercial payor reimbursement rates;
  the ultimate resolution of the Centers for Medicare and Medicaid Services (“CMS”) Interim Final Rule published December 14, 2016 related to dialysis facilities Conditions for Coverage (CMS 3337-IFC), including an issuance of a different but related Final Rule;
  reduction of government-based payor reimbursement rates or insufficient rate increases or adjustments that do not cover all of our operating costs;
  our ability to successfully develop de novo clinics, acquire existing clinics and attract new physician partners;
  our ability to compete effectively in the dialysis services industry;
  the performance of our joint venture subsidiaries and their ability to make distributions to us;
  changes to the Medicare end-stage renal disease (“ESRD”) program that could affect reimbursement rates and evaluation criteria, as well as changes in Medicaid or other non-Medicare government programs or payment rates, including the ESRD prospective payment rate system final rule for 2018 issued on October 27, 2017;
  federal or state healthcare laws that could adversely affect us;
  our ability to comply with all of the complex federal, state and local government regulations that apply to our business, including those in connection with federal and state anti-kickback laws and state laws prohibiting the corporate practice of medicine or fee-splitting;
  heightened federal and state investigations and enforcement efforts;
  the impact of the litigation by affiliates of UnitedHealth Group, Inc., the Department of Justice inquiry, securities and derivative litigation and related matters;
  changes in the availability and cost of erythropoietin-stimulating agents and other pharmaceuticals used in our business;
  development of new technologies that could decrease the need for dialysis services or decrease our in-center patient population;
  our ability to timely and accurately bill for our services and meet payor billing requirements;

  claims and losses relating to malpractice, professional liability and other matters; the sufficiency of our insurance coverage for those claims and rising insurances costs; and any negative publicity or reputational damage arising from such matters;
  loss of any members of our senior management;
  damage to our reputation or our brand and our ability to maintain brand recognition;
  our ability to maintain relationships with our medical directors and renew our medical director agreements;
  shortages of qualified skilled clinical personnel, or higher than normal turnover rates;
  competition and consolidation in the dialysis services industry;
  deteriorations in economic conditions, particularly in states where we operate a large number of clinics, or disruptions in the financial markets;
  the participation of our physician partners in material strategic and operating decisions and our ability to favorably resolve any disputes;
  our ability to honor obligations under the joint venture operating agreements with our physician partners were they to exercise certain put rights and other rights;
  unauthorized disclosure of personally identifiable, protected health or other sensitive or confidential information;
  our ability to meet our obligations and comply with restrictions under our substantial level of indebtedness; and, the ability of our principal stockholder, whose interests may conflict with yours, to strongly influence or effectively control our corporate decisions.
The forward-looking statements made in this press release are made only as of the date hereof. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information or otherwise. More information about potential factors that could affect our business and financial results is included in our filings with the SEC.

Use of Non-GAAP Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) provided throughout this press release, the Company has presented the following Non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA less noncontrolling interests, Adjusted net income attributable to American Renal Associates Holdings, Inc., Adjusted cash provided by operating activities and Adjusted owned net debt, which exclude various items detailed in the attached “Reconciliation of Non-GAAP Financial Measures.”

These Non-GAAP financial measures are not intended to replace financial performance and liquidity measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance and liquidity that management believes may enhance the evaluation of the Company's ongoing operating results. Please see “Reconciliation of Non-GAAP Financial Measures” for additional reasons why these measures are provided.

American Renal Associates Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
(dollars in thousands, except for share data)

	Three Months Ended March 31,
	2018	2017
Patient service operating revenues	$194,672	$177,025
Operating expenses:
Patient care costs	133,731	120,301
General and administrative	24,960	31,244
Transaction-related costs	856	—
Depreciation and amortization	9,623	9,074
Certain legal matters	4,103	3,936
Total operating expenses	173,273	164,555
Operating income	21,399	12,470
Interest expense, net	(7,457)	(7,609)
Income tax receivable agreement (expense) income	(1,021)	4,517
Income before income taxes	12,921	9,378
Income tax benefit	(792)	(3,524)
Net income	13,713	12,902
Less: Net income attributable to noncontrolling interests	(14,623)	(14,153)
Net loss attributable to American Renal Associates Holdings, Inc.	(910)	(1,251)
Less: Change in the difference between the redemption value and estimated fair value for accounting purposes of the related noncontrolling interests	582	(11,083)
Net loss attributable to common shareholders	$(328)	$(12,334)

Loss per share:
Basic	$(0.01)	$(0.40)
Diluted	$(0.01)	$(0.40)
Weighted-average number of common shares outstanding:
Basic	31,800,553	30,907,482
Diluted	31,800,553	30,907,482

American Renal Associates Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets
(dollars in thousands, except for share data)

	March 31, 2018	December 31, 2017
Assets	(Unaudited)
Cash	$64,283	$71,521
Accounts receivable, less allowance for doubtful accounts of $3,580 and $6,757, respectively	85,723	79,662
Inventories	7,642	4,665
Prepaid expenses and other current assets	24,478	24,998
Income tax receivable	7,835	6,745
Total current assets	189,961	187,591
Property and equipment, net of accumulated depreciation of $173,796 and $167,390, respectively	168,682	168,537
Intangible assets, net of accumulated amortization of $23,596 and $23,419, respectively	25,182	25,368
Other long-term assets	15,013	9,285
Goodwill	570,946	573,427
Total assets	$969,784	$964,208
Liabilities and Equity
Accounts payable	$40,885	$33,421
Accrued compensation and benefits	27,160	28,985
Accrued expenses and other current liabilities	51,954	49,963
Current portion of long-term debt	45,121	44,534
Total current liabilities	165,120	156,903
Long-term debt, less current portion	512,822	515,554
Income tax receivable agreement payable	8,646	7,500
Other long-term liabilities	14,171	14,880
Deferred tax liabilities	9,560	8,991
Total liabilities	710,319	703,828
Commitments and contingencies
Noncontrolling interests subject to put provisions	148,769	139,895
Equity
Preferred stock, $0.01 par value; 1,000,000 shares authorized; none issued
Common stock, $0.01 par value; 300,000,000 shares authorized; 32,437,507 and 32,034,439 issued and outstanding at March 31, 2018 and December 31, 2017, respectively	195	193
Additional paid-in capital	68,632	67,853
Receivable from noncontrolling interests	(515)	(358)
Accumulated deficit	(124,485)	(123,789)
Accumulated other comprehensive income (loss), net of tax	760	(677)
Total American Renal Associates Holdings, Inc. deficit	(55,413)	(56,778)
Noncontrolling interests not subject to put provisions	166,109	177,263
Total equity	110,696	120,485
Total liabilities and equity	$969,784	$964,208

American Renal Associates Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)
(dollars in thousands)

	Three Months Ended March 31,
Operating activities	2018	2017
Net income	$13,713	$12,902
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	9,623	9,074
Amortization of discounts, fees and deferred financing costs	497	530
Stock-based compensation	1,264	10,088
Premium paid for interest rate cap agreements	—	(1,186)
Deferred taxes	—	673
Income tax receivable agreement expense (income)	1,021	(4,517)
Non-cash charge related to derivative agreements	1	173
Non-cash rent charges	167	289
Loss on disposal of assets	250	57
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	(6,061)	3,632
Inventories	(2,977)	28
Prepaid expenses and other current assets	(457)	(3,870)
Other assets	(4,311)	(63)
Accounts payable	7,464	(6,522)
Accrued compensation and benefits	(1,825)	(3,011)
Accrued expenses and other liabilities	2,640	(1,755)
Cash provided by operating activities	21,009	16,522
Investing activities
Purchases of property, equipment and intangible assets	(9,851)	(6,406)
Proceeds from asset sales	2,500	—
Cash used in investing activities	(7,351)	(6,406)
Financing activities
Proceeds from term loans, net of deferred financing costs	10,506	4,881
Payments on long-term debt	(13,060)	(9,689)
Dividends and dividend equivalents paid	(257)	(271)
Proceeds from exercise of stock options	336	30
Vested restricted stock awards withheld on net share settlement	(367)	—
Distributions to noncontrolling interests	(16,718)	(19,044)
Contributions from noncontrolling interests	1,730	1,710
Purchases of noncontrolling interests	(3,158)	(4,546)
Proceeds from sales of additional noncontrolling interests	92	—
Cash used in financing activities	(20,896)	(26,929)

Decrease in cash and restricted cash	(7,238)	(16,813)
Cash and restricted cash at beginning of period	71,621	100,916
Cash and restricted cash at end of period	$64,383	$84,103

Supplemental Disclosure of Cash Flow Information
Cash paid for income taxes	$298	$127
Cash paid for interest	6,996	6,832

Supplemental Disclosure of Non-Cash Financing Activities
Liability for accrued dividend equivalent payments	542	1,563

American Renal Associates Holdings, Inc. and Subsidiaries
Unaudited GAAP, Non-GAAP, and Other Supplemental Business Metrics
(dollars in thousands, except per treatment amounts)

	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
Dialysis Clinic Activity:
Number of clinics (as of end of period)	228	228	217
Number of de novo clinics opened (during period)	1	9	3
Number of acquired clinics (during period)	—	3	—
Sold or merged clinics (during period)	(1)	(1)	—
Signed clinics (as of end of period)	28	25	32
Patients and Treatment Volume:
Patients (as of end of period)	15,776	15,637	14,735
Number of treatments	558,936	565,945	531,220
Number of treatment days	78	78	77
Treatments per day	7,166	7,256	6,899
Sources of treatment growth (year over year % change):
Non-acquired growth	4.2%	6.1%	9.2%
Acquired growth	1.0%	0.6%	0.9%
Total treatment growth	5.2%	6.7%	10.1%
Revenue:
Patient service operating revenues	$194,672	$194,378	$177,025
Patient service operating revenues per treatment	$348	$343	$333
Expenses:
Adjusted patient care costs (1)
Amount	$133,731	$124,512	$118,582
As a % of patient service operating revenues	68.7%	64.1%	67.0%
Per treatment	$239	$220	$223
Adjusted general and administrative expenses (2)
Amount	$24,960	$23,364	$23,859
As a % of patient service operating revenues	12.8%	12.0%	13.5%
Per treatment	$45	$41	$45
Accounts receivable DSO (days)	40	37	39
Adjusted EBITDA*
Adjusted EBITDA including noncontrolling interests	$37,361	$48,051	$35,568
Adjusted EBITDA - NCI	$22,738	$28,564	$21,415
Clinical (quarterly averages):
Dialysis adequacy - % of patients with Kt/V > 1.2	98%	98%	98%
Vascular access - % catheter in use > 90 days	11%	10%	11%

*	See “Reconciliation of Non-GAAP Financial Measures.”
(1)	Adjusted patient care costs exclude $1.7 million of stock-based compensation during the three months ended March 31, 2017 related to modification of options at the time of the Company’s IPO. The three months ended December 31, 2017 also exclude an immaterial amount related to a gain on the sale of an asset.

(2)	Adjusted general and administrative expenses exclude $7.4 million of stock-based compensation during the three months ended March 31, 2017 related to modification of options at the time of the Company’s IPO. The three months ended March 31, 2017 also exclude $0.7 million of gain on the sale of assets.

American Renal Associates Holdings, Inc. and Subsidiaries
Net Loss per Share Reconciliation
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2018	2017
Basic
Net loss attributable to American Renal Associates Holdings, Inc.	$(910)	$(1,251)
Change in the difference between the redemption value and estimated fair value for accounting purposes of the related noncontrolling interests	582	(11,083)
Net loss attributable to common shareholders for basic earnings per share calculation	$(328)	$(12,334)
Weighted-average common shares outstanding	31,800,553	30,907,482
Loss per share, basic	$(0.01)	$(0.40)
Diluted
Net loss attributable to American Renal Associates Holdings, Inc.	$(910)	$(1,251)
Change in the difference between the redemption value and estimated fair value for accounting purposes of the related noncontrolling interests	582	(11,083)
Net income (loss) attributable to common shareholders for diluted earnings per share calculation	$(328)	$(12,334)
Weighted-average common shares outstanding, basic	31,800,553	30,907,482
Weighted-average common shares outstanding, diluted	31,800,553	30,907,482
Loss per share, diluted	$(0.01)	$(0.40)
Outstanding options excluded as impact would be anti-dilutive	3,257,802	1,315,091

American Renal Associates Holdings, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(dollars in thousands)

        We use Adjusted EBITDA and Adjusted EBITDA-NCI to track our performance. “Adjusted EBITDA” is defined as net income before income taxes and other non-income based tax, interest expense, net, depreciation and amortization, as adjusted for stock-based compensation and associated payroll taxes, loss on early extinguishment of debt, transaction-related costs, certain legal matters costs, executive and management severance costs, income tax receivable agreement income and expense, and gain on sale of assets. “Adjusted EBITDA-NCI” is defined as Adjusted EBITDA less net income attributable to noncontrolling interests.  We believe Adjusted EBITDA and Adjusted EBITDA-NCI provide information useful for evaluating our business and a further understanding of the Company's results of operations from management's perspective. We believe Adjusted EBITDA is helpful in highlighting trends because Adjusted EBITDA excludes the results of actions that are outside the operational control of management, but can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We believe Adjusted EBITDA-NCI is helpful in highlighting the amount of Adjusted EBITDA that is available to us after reflecting the interests of our joint venture partners. Adjusted EBITDA and Adjusted EBITDA-NCI are not measures of operating performance computed in accordance with GAAP and should not be considered as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as measures of profitability or liquidity. In addition, Adjusted EBITDA and Adjusted EBITDA-NCI may not be comparable to similarly titled measures of other companies. Adjusted EBITDA and Adjusted EBITDA-NCI may not be indicative of historical operating results, and we do not mean for these items to be predictive of future results of operations or cash flows. Adjusted EBITDA and Adjusted EBITDA-NCI have limitations as analytical tools, and you should not consider these items in isolation, or as substitutes for an analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA and Adjusted EBITDA-NCI:

  do not include stock-based compensation expense, and beginning with the quarter ended June 30, 2017, do not include associated payroll taxes;
  do not include transaction-related costs;
  do not include depreciation and amortization—because construction and operation of our dialysis clinics requires significant capital expenditures, depreciation and amortization are a necessary element of our costs and ability to generate profits;
  do not include interest expense—as we have borrowed money for general corporate purposes, interest expense is a necessary element of our costs and ability to generate profits and cash flows;
  do not include income tax receivable agreement income and expense;
  do not include loss on early extinguishment of debt;
  do not include costs related to certain legal matters;
  do not include executive and management severance costs;
  do not include certain income tax payments that represent a reduction in cash available to us and other non-income based taxes; and
  do not reflect gain on sale of assets.

In addition, Adjusted EBITDA is not adjusted for the portion of earnings that we distribute to our joint venture partners.

You should not consider Adjusted EBITDA and Adjusted EBITDA-NCI as alternatives to income from operations or net income, determined in accordance with GAAP, as an indicator of our operating performance, or as alternatives to cash provided by operating activities, determined in accordance with GAAP, as an indicator of cash flows or as a measure of liquidity. This presentation of Adjusted EBITDA and Adjusted EBITDA-NCI may not be

directly comparable to similarly titled measures of other companies, since not all companies use identical calculations.

We use Adjusted net income attributable to American Renal Associates Holdings, Inc. because it is a useful measure to evaluate our performance by excluding the impact of certain items that we believe are not related to our normal business operations and/or are a result of changes in our liabilities from period to period. See the notes to the tables below for further explanation of the exclusion of certain items. By excluding these items, we believe Adjusted net income allows us and investors to evaluate our net income on a more consistent basis. “Adjusted net income attributable to American Renal Associates Holdings, Inc.” is defined as Net income (loss) attributable to American Renal Associates Holdings, Inc. plus or minus, as applicable, stock-based compensation due to option modifications and other transactions at the time of the Company’s initial public offering, certain legal matter costs, transaction-related costs, income tax receivable agreement income/expense, tax valuation allowance and other tax adjustments, and accounting changes in fair value of non-controlling interest puts, net of taxes. We use the Adjusted weighted average number of diluted shares to calculate Adjusted net income attributable to American Renal Associates Holdings, Inc. per share. For the first quarter of 2017, the Adjusted weighted average number of diluted shares outstanding is calculated using the treasury method as if certain unvested in-the-money options subject to a contingency are treated as being vested to provide investors with a calculation of the fully-diluted number of shares assuming certain pre-IPO options vested prior to their actual vesting on April 21, 2017.

We use Adjusted cash provided (used) by operating activities less distributions to NCI because it is a useful measure to evaluate the cash flow that is available to the Company for investment in property, plant and equipment, debt service, growth and other general corporate purposes. “Adjusted cash provided (used) by operating activities less distributions to noncontrolling interests” is defined as cash provided by operating activities plus transaction-related expenses less distributions to noncontrolling interests.

We use Adjusted owned net debt because it is a useful metric to evaluate the Company’s share of interests in the cash on our consolidated balance sheet and the debt of the Company. “Adjusted owned net debt” is defined as debt (other than clinic-level debt) plus clinic-level debt guaranteed by our wholly owned subsidiaries of American Renal Associates Holdings, Inc. less cash (other than clinic-level cash) less the Company’s pro rata interest in clinic-level cash.  “Owned net leverage” is defined as the ratio of Owned net debt to our trailing twelve months Adjusted EBITDA-NCI.

The following table presents the reconciliation from net income to Adjusted EBITDA and Adjusted EBITDA-NCI for the periods indicated:

	(Unaudited)
Reconciliation of Net income to Adjusted EBITDA	Three Months Ended March 31,		LTM (1) as of March 31, 2018
	2018	2017
Net income	$13,713	$12,902	$76,494
Interest expense, net	7,457	7,609	29,137
Income tax benefit and other non-income based tax	(792)	(3,524)	11,206
Depreciation and amortization	9,623	9,074	38,183
Transaction-related costs	856	—	1,573
Loss on early extinguishment of debt	—	—	526
Income tax receivable agreement expense (income)	1,021	(4,517)	(1,696)
Certain legal matters (2)	4,103	3,936	15,416
Executive and management severance costs	—	—	917
Stock-based compensation and related payroll taxes	1,380	10,088	7,651
Gain on sale of assets	—	—	(1,257)
Adjusted EBITDA (including noncontrolling interests)	$37,361	$35,568	$178,150
Less: Net income attributable to noncontrolling interests	(14,623)	(14,153)	(71,296)
Adjusted EBITDA-NCI	$22,738	$21,415	$106,854
__________________________________

(1)	Last twelve months (“LTM”) is the period beginning April 1, 2017 through March 31, 2018.
(2)	Certain legal matters costs include legal fees and other expenses associated with matters outside the ordinary course of our business, including, but not limited to, our handling of, and response to, the UnitedHealth litigation, a now-concluded SEC inquiry, the CMS request for information, the securities and derivative litigation, and the Company’s internal review and analysis of factual and legal issues relating to the aforementioned matters as described in our Form 10-Q for the period ended March 31, 2018. We have excluded these costs because they represent unusual fees and expenses that are not related to the usual operation of our business.

The following table presents the reconciliation from Net loss attributable to American Renal Associates Holdings, Inc. to Adjusted net income attributable to American Renal Associates Holdings, Inc. for the periods indicated:

Reconciliation of Net Loss Attributable to American Renal Associates Holdings, Inc. to Adjusted Net Income Attributable to American Renal Associates Holdings, Inc.:

(dollars in thousands, except per share data)	(Unaudited)
	Three Months Ended March 31,

	2018	2017
Net loss attributable to American Renal Associates Holdings, Inc.	$(910)	$(1,251)
Change in the difference between the redemption value and estimated fair value for accounting purposes of the related noncontrolling interests (1)	582	(11,083)
Net loss attributable to common shareholders	$(328)	$(12,334)

Adjustments:
Stock-based compensation due to option modification and IPO transactions (2)	—	9,104
Certain legal matters (3)	4,103	3,936
Transaction-related costs	856	—
Total pre-tax adjustments	$4,959	$13,040
Tax effect	1,289	5,408
Net taxable adjustments	$3,670	$7,632
Income tax receivable agreement expense (income)	1,021	(4,517)
Tax valuation allowance and other tax adjustments	—	673
Change in the difference between the redemption value and estimated fair value for accounting purposes of the related noncontrolling interests (1)	582	(11,083)
Total adjustments, net	$4,109	$14,871
Adjusted net income attributable to American Renal Associates Holdings, Inc.	$3,781	$2,537

Basic shares outstanding	31,800,553	30,907,482
Adjusted effect of dilutive stock options (4)	2,261,434	2,957,928
Adjusted weighted average number of diluted shares used to compute adjusted net income attributable to American Renal Associates Holdings, Inc. per share (4)	34,061,987	33,865,410
Adjusted net income attributable to American Renal Associates Holdings, Inc. per share	$0.11	$0.07
__________________________

(1)	Changes in fair values of contractual noncontrolling interest put provisions are related to certain put rights that were accelerated as a result of the IPO.
(2)	Stock-based compensation due to option modification and other transactions at the time of the IPO which were expensed within 12 months after the IPO have been excluded since they arose based on transactions that are not expected to occur in the future.
(3)	Certain legal matters costs include legal fees and other expenses associated with matters outside the ordinary course of our business, including, but not limited to, our handling of, and response to, the UnitedHealth litigation, a now-concluded SEC inquiry, the CMS request for information, the securities and derivative litigation, and the Company’s internal review and analysis of factual and legal issues relating to the aforementioned matters as described in our Form 10-Q for the period ended March 31, 2018. We have excluded these costs because they represent unusual fees and expenses that are not related to the usual operation of our business.
(4)	For the three months ended March 31, 2017, adjusted weighted average number of diluted shares outstanding calculated using the treasury method as if 2.5 million shares related to unvested in-the-money options subject to a contingency are vested.

American Renal Associates Holdings, Inc. and Subsidiaries
Unaudited Supplemental Cash Flow
(dollars in thousands)

	Three Months Ended March 31,
	2018	2017
Cash provided by operating activities	$21,009	$16,522
Plus:
Transaction-related costs (1)	856	—
Adjusted cash provided by operating activities	$21,865	$16,522
Distributions to noncontrolling interests	(16,718)	(19,044)
Adjusted cash provided by operating activities less distributions to NCI	$5,147	$(2,522)
Capital expenditure breakdown:
Routine and maintenance capital expenditures	$2,980	$1,918
Development capital expenditures	6,871	4,488
Total capital expenditures	$9,851	$6,406
_________________________

(1)	Transaction-related costs due to the registration statement and withdrawn secondary offering, including accounting, valuation, legal and other consulting and professional fees.

American Renal Associates Holdings, Inc. and Subsidiaries
Unaudited Supplemental Leverage Statistics
(dollars in thousands)

	March 31, 2018
	Total ARA	ARA "Owned"
Cash (other than clinic-level cash)	$2,078	$2,078
Clinic-level cash	62205	$32,701
Total cash	$64,283	$34,779
Debt (other than clinic-level debt)	$439,163	$439,163
Clinic-level debt	127,993	67,286
Unamortized debt discounts and fees	(9,213)	(8,996)
Total debt	$557,943	$497,453
Adjusted owned net debt (total debt - total cash)		$462,674
Adjusted EBITDA NCI, LTM		$106,854
Leverage ratio (2)		4.3x
_________________________

(2)	Leverage ratio is calculated as follows: Adjusted owned net debt divided by Adjusted EBITDA-NCI, last twelve months.

American Renal Associates Holdings, Inc. Contact:
Darren Lehrich, SVP Strategy & Investor Relations
Telephone: (978)-522-6063; Email: dlehrich@americanrenal.com